Exhibit 99.1

CONTACT:	Investors: Douglas A. Fox, CFA Vice President, Investor Relations and Treasurer +1 847 793 6735 dfox@zebra.com	Media: Orlando De Bruce Director, Global Public Relations +1 510 267 5052 odebruce@zebra.com

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2009 Second Quarter Financial Results

Vernon Hills, IL, August 4, 2009—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced net income of $9,011,000, or $0.15 per diluted share, for the second quarter of 2009, including $3,643,000 in exit, restructuring and integration costs which lowered diluted earnings by $0.04 per share. Net income for the second quarter of 2008 was $25,526,000, or $0.39 per diluted share. Net sales were $187,676,000 for the quarter that ended July 4, 2009, compared with $253,782,000 for the corresponding period a year ago.

“The return of some large deal transactions along with ongoing expense control and working capital management helped Zebra deliver solid results in a stabilizing yet still-challenging business environment,” stated Anders Gustafsson, Zebra’s chief executive officer. “During the quarter, we effectively addressed the elements within our control to generate significantly improved cash flows. We continued to buy back stock and make progress on our outsourcing and other business initiatives to deliver better customer service and improve efficiency. Zebra’s future remains bright to extend industry leadership and position the company for improved performance when business conditions improve. We have great confidence in our ability to build stockholder value as the global leader in specialty printing, RFID and other solutions that improve business performance and supply chain execution.”

At July 4, 2009, Zebra had $206,988,000 in cash and investments, and no long-term debt. Net inventories were $92,897,000, and net accounts receivable were $138,755,000.

Discussion and Analysis

For the second quarter of 2009, compared with the second quarter of 2008:

•

The decline in global economic activity continued to affect consolidated net sales, with consistent percentage sales declines occurring in all geographic regions. Product mix also had an effect on sales, with larger sales declines among high performance and midrange tabletop printers. Movements in foreign exchange reduced sales by $3,415,000, compared with 2009 second quarter sales.

•

Gross profit margin of 43.6% versus 50.3% a year ago was principally affected by the impact of the lower sales volume and unfavorable product mix. These factors were partially offset by higher profitability in the company’s Zebra Enterprise Solutions group.

•

Operating expenses declined $21,395,000, or 23.6%, from cost-reduction actions taken in the past twelve months, which reduced employee-related compensation, travel and entertainment expenses and sales support activity, in addition to lower expenses for amortization of intangible assets and exit, restructuring and integration costs.

Stock Purchase Update

During the second quarter of 2009, the company repurchased 600,008 shares of Zebra Technologies Corporation Class A Common Stock. At the end of the second quarter, Zebra had 3,119,688 shares remaining in the company’s stock buyback authorization and 59,088,274 shares of common stock outstanding.

Third Quarter Outlook

Zebra announced its financial forecast for the third quarter of 2009. Net sales are expected within a range of $186,000,000 and $198,000,000. Diluted earnings per share are expected within a range of $0.14 and $0.21. This forecast includes expected exit and restructuring costs of $0.03 per diluted share.

Conference Call Notification

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the second quarter of 2009. The conference call will be held at 11:00 AM Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the third quarter of 2009 stated in the paragraph above captioned “Third Quarter Outlook.” Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. These factors also include the current credit crisis, capital markets volatility, and disruptions and overall worldwide deteriorating economic conditions that have been widely reported, as they may have adverse effects on Zebra, its suppliers and its customers. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs, including the effect of Zebra’s activities to transfer final assembly of its printers to a third-party manufacturer. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. In addition, the acquisitions of WhereNet, proveo, Navis and Multispectral Solutions have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2008.

Zebra Technologies Corporation helps its customers identify, track and manage assets, transactions and people with systems and solutions that improve business processes. Companies use innovative and reliable Zebra printers, supplies, RFID products and software to increase productivity, improve quality, lower costs, and deliver better customer service. Information about Zebra and Zebra-brand products can be found at http://www.zebra.com.

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	July 4, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,792	$33,267
Restricted cash	1,666	1,639
Investments and marketable securities	71,595	85,654
Accounts receivable, net	138,755	152,679
Inventories, net	92,897	100,199
Deferred income taxes	12,206	11,679
Income taxes receivable	1,031	—
Prepaid expenses and other current assets	10,419	11,701

Total current assets	373,361	396,818

Property and equipment at cost, less accumulated depreciation and amortization	78,494	75,363
Long-term deferred income taxes	49,174	51,251
Goodwill	152,856	151,356
Other intangibles, net	61,135	66,359
Long-term investments and marketable securities	88,935	104,326
Other assets	4,724	5,405

Total assets	$808,679	$850,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,114	$38,152
Accrued liabilities	45,916	67,911
Deferred revenue	20,121	18,366
Income taxes payable	—	558

Total current liabilities	94,151	124,987
Deferred rent	4,575	4,903
Other long-term liabilities	10,529	10,250

Total liabilities	109,255	140,140

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	133,593	144,861
Treasury stock	(367,464)	(344,147)
Retained earnings	940,454	922,091
Accumulated other comprehensive loss	(7,881)	(12,789)

Total stockholders’ equity	699,424	710,738

Total liabilities and stockholders’ equity	$808,679	$850,878

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008
Net sales	$187,676	$253,782	$380,285	$500,059
Cost of sales	105,940	126,067	212,740	249,429

Gross profit	81,736	127,715	167,545	250,630
Operating expenses:
Selling and marketing	23,724	31,920	46,400	60,473
Research and development	20,614	25,251	42,418	47,466
General and administrative	19,086	24,216	41,311	49,261
Amortization of intangible assets	2,575	4,679	5,208	9,193
Exit, restructuring and integration costs	3,643	4,680	5,940	7,914
Asset impairment charges	(291)	—	(291)	—

Total operating expenses	69,351	90,746	140,986	174,307

Operating income	12,385	36,969	26,559	76,323

Other income (expense):
Investment income	1,014	2,722	2,192	5,127
Foreign exchange gain (loss)	(131)	(69)	(1,415)	631
Other, net	(19)	(651)	(336)	(905)

Total other income	864	2,002	441	4,853

Income before income taxes	13,249	38,971	27,000	81,176
Income taxes	4,238	13,445	8,637	28,006

Net income	$9,011	$25,526	$18,363	$53,170

Basic earnings per share	$0.15	$0.39	$0.31	$0.81
Diluted earnings per share	$0.15	$0.39	$0.31	$0.81
Basic weighted average shares outstanding	59,271	65,128	59,821	65,664
Diluted weighted average and equivalent shares outstanding	59,352	65,502	59,896	66,046

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended
	July 4, 2009	June 28, 2008
Cash flows from operating activities:
Net income	$18,363	$53,170
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,947	18,607
Stock-based compensation	5,586	6,536
Excess tax benefit from share-based compensation	—	(131)
Asset impairment charges	(291)	—
Deferred income taxes	1,710	(3,185)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	17,512	(29,780)
Inventories	10,133	(14,754)
Other assets	(212)	1,485
Accounts payable	(14,479)	13,129
Accrued liabilities	(21,855)	(3,876)
Deferred revenue	2,030	6,793
Income taxes payable	(2,773)	1,796
Other operating activities	757	762

Net cash provided by operating activities	32,428	50,552

Cash flows from investing activities:
Purchases of property and equipment	(12,648)	(20,249)
Acquisition of businesses acquired, net of cash acquired	—	(17,987)
Acquisition of intangible assets	—	(470)
Payments for patents and licensing arrangements	(425)	—
Purchases of investments and marketable securities	(126,605)	(305,088)
Maturities of investments and marketable securities	100,830	227,129
Sales of investments and marketable securities	55,750	113,838

Net cash provided by (used in) investing activities	16,902	(2,827)

Cash flows from financing activities:
Purchase of treasury stock	(41,600)	(48,402)
Proceeds from exercise of stock options and stock purchase plan purchases	2,027	3,383
Excess tax benefit from share-based compensation	—	131

Net cash used in financing activities	(39,573)	(44,888)

Effect of exchange rate changes on cash	1,768	868

Net increase in cash and cash equivalents	11,525	3,705
Cash and cash equivalents at beginning of period	33,267	38,211

Cash and cash equivalents at end of period	$44,792	$41,916

Supplemental disclosures of cash flow information:
Income taxes paid	7,334	27,096
Supplemental disclosures of non-cash transactions:
Purchase of treasury shares not paid in the second quarter of 2008	—	$570

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended
Product Category	July 4, 2009	June 28, 2008	Percent Change	Percent of Net Sales - 2009	Percent of Net Sales - 2008
Hardware	$125,092	$185,640	(32.6)	66.7	73.1
Supplies	35,588	43,803	(18.8)	19.0	17.3
Service and software	25,748	27,516	(6.4)	13.7	10.8
Shipping and handling	1,265	1,832	(30.9)	0.6	0.8
Cash flow hedging activities	(17)	(5,009)	NM	0	(2.0)

Total sales	$187,676	$253,782	(26.0)	100.0	100.0

	Six Months Ended
Product Category	July 4, 2009	June 28, 2008	Percent Change	Percent of Net Sales - 2009	Percent of Net Sales - 2008
Hardware	$251,019	$365,821	(31.4)	65.9	73.3
Supplies	73,607	85,706	(14.1)	19.4	17.1
Service and software	51,673	52,695	(1.9)	13.6	10.5
Shipping and handling	2,633	3,634	(27.5)	0.7	0.7
Cash flow hedging activities	1,353	(7,797)	NM	0.4	(1.6)

Total sales	$380,285	$500,059	(24.0)	100.0	100.0

Sales by Geographic Region

	Three Months Ended
Geographic Region	July 4, 2009	June 28, 2008	Percent Change	Percent of Net Sales - 2009	Percent of Net Sales - 2008
Europe, Middle East and Africa	$69,044	$92,112	(25.0)	36.8	36.3
Latin America	15,005	21,367	(29.8)	8.0	8.4
Asia-Pacific	19,839	28,031	(29.2)	10.6	11.0

Total International	103,888	141,510	(26.6)	55.4	55.7
North America	83,788	112,272	(25.4)	44.6	44.3

Total sales	$187,676	$253,782	(26.0)	100.0	100.0

	Six Months Ended
Geographic Region	July 4, 2009	June 28, 2008	Percent Change	Percent of Net Sales - 2009	Percent of Net Sales - 2008
Europe, Middle East and Africa	$143,664	$187,620	(23.4)	37.8	37.5
Latin America	28,076	37,350	(24.8)	7.4	7.5
Asia-Pacific	39,247	53,671	(26.9)	10.3	10.7

Total International	210,987	278,641	(24.3)	55.5	55.7
North America	169,298	221,418	(23.5)	44.5	44.3

Total sales	$380,285	$500,059	(24.0)	100.0	100.0

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SEGMENT INFORMATION

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008
Net sales:
SPG	$167,909	$228,762	$338,667	$453,513
ZES	19,767	25,020	41,608	46,546

Total	$187,676	$253,782	$380,285	$500,059

Operating profit (loss):
SPG	$30,088	$59,563	$64,087	$121,168
ZES	(4,335)	(7,639)	(7,694)	(14,703)
Corporate and other	(13,368)	(14,955)	(29,834)	(30,142)

Total	$12,385	$36,969	$26,559	$76,323

	July 4, 2009	December 31, 2008
Identifiable assets:
SPG	$340,414	$376,515
ZES	187,649	190,572
Corporate and other	280,616	283,791

Total	$808,679	$850,878

ZEBRA TECHNOLOGIES CORPORATION

PRINTER UNITS and AVERAGE UNIT PRICES

(Unaudited)

	Three Months Ended			Six Months Ended
	July 4,	June 28,	Percent	July 4,	June 28,	Percent
	2009	2008	Change	2009	2008	Change
Total printers shipped	205,199	238,458	(13.9)	404,417	480,859	(15.9)
Average selling price of printers shipped	$508	$630	(19.4)	$512	$622	(17.7)